Exhibit 99.1


                               EAGLE BANCORP, INC.
                                   ORDER FORM

THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE ACCOMPANYING PROSPECTUS. PERSONS WHO WISH TO PURCHASE SHARES IN THE OFFERING ARE URGED TO CAREFULLY READ THE PROSPECTUS IN ITS ENTIRETY PRIOR TO SUBMITTING THIS ORDER FORM. ALL SUBSCRIPTIONS, ONCE SUBMITTED, ARE IRREVOCABLE BY THE SUBSCRIBER.

PLEASE COMPLETE THE ORDER FORM IN ITS ENTIRETY. IF YOU SKIP A QUESTION OR FAIL TO PROVIDE REQUIRED INFORMATION, YOUR SUBSCRIPTION MAY BE RETURNED.

1. Subscription for Shares of Common Stock. The undersigned hereby irrevocably subscribes for ____________________________ shares of common stock of Eagle Bancorp, Inc. at the offering price of $____ per share.

2. Purchase Price and Manner of Payment. The undersigned hereby submits herewith, by means of a

[ ] personal check,      [ ] cashier's or bank check, or      [ ] money order,
in each case payable to "Eagle Bancorp, Inc. Escrow Account",

or by wire transfer to the Eagle Bancorp, Inc. Escrow Account from account number _________________ at __________________________ (name of bank), routing number __________________ payment in the amount of $_________________________
($____ multiplied by the total number of shares subscribed for in 1 above), in full payment of the offering price of the shares subscribed for.(1)

MAKE YOUR CHECK, DRAFT OR MONEY ORDER PAYABLE TO: "EAGLE BANCORP, INC. ESCROW ACCOUNT"

Mail your payment and completed Order Form to:

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3.   (a) Registration Instructions. This part must be completed with respect to all shares purchased. If shares subscribed for are to be registered in more than one manner, complete as many Order Forms as there are registrations, or attach separate sheets providing all of the information required below with respect to each registration, and indicating number of shares subject to each registration. (NOTE: A TAX IDENTIFICATION NUMBER MUST BE PROVIDED FOR EACH REGISTRATION.)

Register my shares as follows (please print legibly):

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                                     (Name)

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          (Address, including Street, City, County, State and ZIP Code)

Taxpayer identification or Social Security Number:
                                                   -----------------------------
    Manner in which securities are to be owned:
    [ ] Individual            [ ] Retirement Account
    [ ] Tenants in Common         (Trustee signature and authorization required)
    [ ] Joint Tenants         [ ] Uniform Transfer to Minors
                              [ ] Other
                                   _______________________ (for example,
                                   corporation, trust or estate. If shares are purchased for a trust, the date of the trust agreements and trust title must be included).


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(1)  If the aggregate subscription price paid does not equal the total number of shares subscribed for, or if no number of shares is specified, you will be deemed to have to subscribed for shares of common stock to the full extent of the payment tendered.


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(b)      Special Delivery Instructions: If certificate(s) representing the shares subscribed for is to be delivered to an address other than as indicated in 3(a), please provide the delivery address below. (Please print legibly)

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                                     (Name)

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          (Address, including Street, City, County, State and ZIP Code)

4. Existing Beneficial Ownership. If you want us to consider shares you own through a bank, broker, or other third party, including an IRA, trust or company, in allocating shares, provide the following information:

     o Number of shares held in other names or street name:
                                                            --------------------
     o Name in which shares are held or name of account at bank, broker or other nominee:
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     o Relationship of subscriber to other registered holder or accountholder:
       (i.e., self; IRA for self; company of which I am sole shareholder):

                                ------------------------------------------------

     Documentation reflecting such ownership   [ ] is   [ ] is not attached.(2)

5. Deadline. This Order Form and payment in full of the purchase price must be actually received by the Subscription Agent NO LATER THAN 5:00 P.M., EASTERN TIME, ON _____________, 2003, subject to extension or earlier termination as set forth in the prospectus.

6. In order that Eagle Bancorp, Inc. and __________may fulfill their obligations under the laws, rules and regulations governing the offering and them, please answer the following questions by circling the appropriate responses below. You must answer all questions.

1.   Yes   No   Are you a member of the National Association of Securities
                Dealers, Inc. ("NASD") or otherwise a securities broker or dealer?

2.   Yes   No   Are you a foreign securities broker, dealer or bank?

3.   Yes   No   Are you a domestic(3) bank, domestic branch of a foreign bank, trust company or other conduit for an undisclosed principal?

4.   Yes   No   Are you an officer, director, general partner, employee or agent of any member of the NASD or any other securities broker or dealer?

5.   Yes   No   Are you an "associated person" (as defined below) of any member of the NASD or any other securities broker or dealer?

(a)  Yes   No   If yes, is the member engaged solely in the purchase or sale of either investment company/variable contracts securities or direct participation program securities?

6.   Yes   No   Are you a member of the "immediate family" (as defined below) of any person described in questions 4 or 5 above?

(a)             If yes, are you:

          (i) Yes No Supported, either directly or indirectly, to a material extent, by that family member?


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(2)  Failure to include documentation of street name or proof of other ownership in a name other than your own may result in rejection of your subscription or allocation of fewer shares to you.

(3) For purposes of this questionnaire, the term "domestic" shall mean an entity or individual, as appropriate, domiciled or located in the United States. "Foreign" shall mean an entity or individual, as appropriate, domiciled in a county other than the United States.


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         (ii)   Yes   No   Supported, either directly or indirectly, but not to
                           a material extent, by that family member?

        (iii)   Yes   No   Not supported, either directly or indirectly, by that
                           family member?

                           If you answered yes to question 6(a)(i) or 6(a)(ii),
                please provide the name of the broker or dealer with which that person is affiliated or associated:



7.   Yes   No   Are you a finder with respect to the offering?

8.   Yes   No   Are you a person (such as an attorney, accountant or financial consultant) acting in a fiduciary capacity to any managing underwriter of the offering?

9.   Yes   No   Are you a senior officer of any of the following: a bank;
                savings and loan institution; insurance company; investment company; investment advisory firm; or any other institutional type account (including, but not limited to, hedge funds, investment partnerships, investment corporations or investment clubs), domestic or foreign?

10.  Yes   No   Do you work in the securities department of any bank, savings and loan institution, insurance company, investment company, investment advisory firm or other institutional type account, domestic or foreign?

11.  Yes   No   Are you employed by any bank, savings and loan institution, insurance company, investment company, investment advisory firm or other institutional type account, domestic or foreign, where you have influence in or are engaged in activities directly or indirectly involving or relating to the function of buying or selling securities?

12.  Yes   No   Are you in any other way able to influence or are engaged in activities directly or indirectly involving or relating to the function of buying or selling securities by any bank, savings and loan institution, insurance company, investment advisory firm or other institutional type account, domestic or foreign?

13.  Yes   No   Are you a person who is supported directly or indirectly, to a material extent, by any person specified in questions 7 through 12 above?

14.  Yes   No   If you answered yes to any of questions 6(a)(i), 6(a)(ii) or 7 through 13, do you normally purchase securities from time to time from a broker, dealer or underwriter in public offerings, directly or indirectly (for example, through an investment partnership)?

15.  Yes   No   If you are a domestic or foreign investment company or
                partnership, investment club, hedge fund, or other collective investment vehicle, would any person or entity having a beneficial ownership interest in you answer yes to any of questions 1 through 13?

16.  Name of Employer (required):
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17.  Nature of Business (required):
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         An "associated person" of a broker-dealer is any individual engaged in the investment banking or securities business who directly or indirectly controls or is controlled by a broker-dealer. A person who owns or has contributed more than 10% to a broker-dealer's capital generally is considered to be an associated person. A person who owns or has contributed 10% or less to a broker-dealer's capital also is generally considered to be an associated person, unless: (a) that ownership interest is a passive investment, (b) the person does not receive hot issues from the broker-dealer in which he or she has the interest, and (c) that broker-dealer is not in a position to direct hot issues to the person.

         The "immediate family" of a person includes that person's parents, spouse, brothers, sisters, children, mother-in-law, father-in-law, brothers-in-law, sisters-in-law, sons-in-law, daughters-in-law, and other persons supported, directly or indirectly, to a material extent, by that person.


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         By signing and submitting this Order Form the undersigned hereby represents and warrants that the responses to the questions in Section 6 of this agreement are true and correct, and agrees to notify ____________ immediately in writing if responses to any of the above questions change.

Name(s) of Subscriber(s) (Please print legibly):


Daytime Telephone Number (required):
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Evening Telephone Number (required):
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E-Mail Address:
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SIGNATURE(S):

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                (Signature(s) of subscriber(s) exactly as name(s)
appear above)

Dated:
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If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information as to such person.

Name (please print):
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Capacity (full title):
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Address (including ZIP Code):
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Business Telephone Number (including area code):
                                                 -------------------------------

Taxpayer identification or Social Security Number:
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IF YOU HAVE QUESTIONS ABOUT HOW TO COMPLETE THIS ORDER FORM, CONTACT

_____________ AT :_________________


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